Exhibit 99.1

Sky Harbour Group Corporation Announces its 2023 Q2 Financial Results and Updates on Leasing, Construction and New Ground Lease Activities

West Harrison, New York – August 14th, 2023 – Sky Harbour Group Corporation (NYSE American: SKYH, SKYH WS) (“SHG” or the “Company”), an aviation infrastructure company building the first nationwide network of Home-Basing campuses for business aircraft, announced the release of its 2023 2nd quarter Financial Results in Form 10-Q. Please see the following link to access the filing:

https://www.sec.gov/ix?doc=/Archives/edgar/data/0001823587/000143774923023730/ysac20230630_10q.htm

Highlights of the results and other recent events are:

●	Q2 2023 revenues increased 322% as compared to Q2 2022 and 56% compared to Q1 2023
●	SG&A expenses decreased 5% compared to Q2 2022
●	Net cash flow used in operating activities during the six months ended June 30, 2023 improved to $9.1 million from $24.3 million during the six months ended June 30, 2022.
●	New executed hangar tenant lease rent at record level.
●	The Company continues to maintain strong liquidity and capital resources. As of June 30, 2023, cash, restricted cash, and US Treasury investments amounted to approximately $150 million.
●	The Company announced the completion of its acquisition of pre-engineered metal building (PEMB) manufacturing company, RapidBuilt.
●	Houston, Nashville and Miami facilities are 94%, 64% and 71% leased, respectively, as of August 14, 2023. The company projects full occupancy by Q4 2023.
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Construction of phase 1 campuses in Phoenix and Denver are underway and Addison (Dallas) Phase 1 is in pre-development, with expected completion in March 2024, May 2024, and October 2024, respectively. Please see the link below for the latest monthly report as filed by Sky Harbour Capital LLC in MSRB/EMMA:

https://emma.msrb.org/P11686737-P11297634-P11728097.pdf

●	Exclusive negotiations are underway for new ground leases at six target airports.
o	All of these are in key metro markets, with average projected tenant rents expected to exceed those in our first six campuses.
o	The aggregate potential square footage of Sky Harbour hangar capacity at these six airports is approximately 1.5 million square feet.
o	The Company expects that three of these ground leases will be finalized by Q4 2023, with the other three finalized by Q2 2024.
●	The new project pipeline continues to expand, and now includes dozens of airports.

Following the acquisition of a controlling interest of RapidBuilt on May 12, 2023, the Company moved expeditiously to integrate its employees, operations, accounting, finance and information technology. For the foreseeable future substantially all of RapidBuilt’s activities will be dedicated to designing and manufacturing the steel components of the Company’s new hangar campuses.

Tal Keinan, Chairman and Chief Executive Officer, commented on the Q2 results and other recent events:

“The Sky Harbour team’s energies remain focused on the dual objectives of 1) maximizing unit economics and 2) aggressively pursuing scale.

While unit economics have exceeded our projections, we have faced headwinds from increases in construction and financing costs. As our results suggest, these cost increases are more than offset by rent inflation in the business aircraft storage space, which remains pervasive across US metro markets. Still, the company is implementing strategies to increase its control over factors that drive unit economics. Vertical integration is one of these strategies.

The site acquisition team continues to grow as the company's project pipeline grows. The gestation period for a target airport, from initial contact to win, has typically fallen between twelve and 24 months. With several dozen site acquisition projects commenced last year, new wins have begun to materialize, and all phases of the pipeline have continued to expand. As the Company’s offering is now tested in multiple markets, site acquisition is increasingly focused on the country's top metro markets - defined by prevailing rents. As per-square-foot development costs and operating expenses vary across geographies within a relatively tight range, tenant rents are the number one factor driving unit economics.

Sky Harbour has become recognized by the top flight departments in its markets as the best Home Basing offering in business aviation. We believe this recognition has grown out of a thoughtful integration between the best physical product and the best service offering in business aviation. We continue to invest in growing a team of the highest caliber, in pursuit of constant refinement and improvement, with the intention of leading our space for years to come.”

Sky Harbour will host a live conference call and concurrent webcast at 4:30 p.m. ET on August 15, 2023. To join the webcast, please use the following link: https://events.q4inc.com/attendee/150507316

For audio-only conference call, please use the following participant details:

Toll-Free Dial-In Number: 1 (888) 660-6739
Toll Dial-In Number: 1 (929) 203-0875
Conference ID: 3259957

Please note that questions may only be submitted in writing during the webcast through the platform link above.

About Sky Harbour Group Corporation

Sky Harbour Group Corporation is an aviation infrastructure company developing the first nationwide network of Home-Basing campuses for business aircraft. The company develops, leases and manages general aviation hangars across the United States. Sky Harbour’s Home-Basing offering aims to provide private and corporate customers with the best physical infrastructure in business aviation, coupled with dedicated service tailored to based aircraft, offering the shortest time to wheels-up in business aviation. To learn more, visit www.skyharbour.group.

Forward Looking Statements

Certain statements made in this release are "forward looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995, including statements about the financial condition, results of operations, earnings outlook and prospects of SHG may include statements for the period following the consummation of the business combination. When used in this press release, the words “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements are based on the current expectations of the management of SHG as applicable and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those discussed and identified in the public filings made or to be made with the SEC by SHG, including the filings described above, regarding the following: expectations regarding SHG’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and SHG’s ability to invest in growth initiatives; SHG’s ability to scale and build the hangars currently under development or planned in a timely and cost-effective manner; the implementation, market acceptance and success of SHG’s business model and growth strategy; the success or profitability of SHG’s hangar facilities; SHG’s future capital requirements and sources and uses of cash; SHG’s ability to obtain funding for its operations and future growth; developments and projections relating to SHG’s competitors and industry; the ability to recognize the anticipated benefits of the business combination; geopolitical risk and changes in applicable laws or regulations; the possibility that SHG may be adversely affected by other economic, business, and/or competitive factors; operational risk; risk that the COVID-19 pandemic, and local, state, and federal responses to addressing the pandemic may have an adverse effect on SHG’s business operations, as well as SHG’s financial condition and results of operations. Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of SHG prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. SHG undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Investor Relations:

investors@skyharbour.group

Attn: Francisco X. Gonzalez, CFO